UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on June 22, 2015 (the “Original Filing”) by Harvest Natural Resources, Inc. (the “Company”). The Original Filing reported, among other items, the appointments of Mr. Oswaldo Cisneros, Mr. Francisco D’Agostino and Mr. Edgard Leal to the Company’s Board of Directors (the “Board”) and the resignations of Dr. Igor Effimoff, Mr. H. H. Hardee and Mr. J. Michael Stinson from the Company’s Board. At the time of the Original Filing, the Board had not made any determinations regarding committee assignments for Mr. Cisneros, Mr. D’Agostino and Mr. Leal. The Company hereby amends the Original Filing to include information on the committee assignments and certain other appointments in Item 5.02 below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, the Board determined the committee assignments for Mr. Cisneros, Mr. D’Agostino and Mr. Leal. In connection with these assignments the Board also made certain other changes to the committee assignments of Mr. Robert E. Irelan and Mr. Patrick M. Murray. Effective as of June 30, 2015, the committees of the Board are comprised as follows:

•	Audit Committee – Mr. Murray (Chairman), Mr. Irelan and Mr. Leal

•	Human Resources Committee – Mr. Irelan (Chairman), Mr. Leal and Mr. Murray

•	Nominating and Governance Committee – Mr. Stephen D. Chesebro’ (Chairman), Mr. Irelan and Mr. Murray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.
Dated: July 2, 2015

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel